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                                                                    EXHIBIT 23.5


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-4 and related Prospectus of Clear Channel Communications, Inc. dated March 15, 2000 for the registration of its common stock and to the incorporation by reference therein of our report dated March 13, 2000, with respect to the consolidated financial statements and schedule of Clear Channel Communications, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999 filed with the Securities and Exchange Commission.


                                                          /s/ ERNST & YOUNG LLP

March 13, 2000
San Antonio, Texas